SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 3, 2002

CTN MEDIA GROUP, INC.

Delaware (state of other jurisdiction of incorporation)	0-199999 (Commission File Number)	13-3557317 (IRS Employer Identification No.)

3350 Peachtree Road NE, Suite 1500, Atlanta, Georgia  30326

(Address of principal office)

Registrant’s telephone number, including area code (404) 256-4444

(Former name or former address, if changed since last report)

ITEM 5.  OTHER EVENTS

Sale of Subordinated Bridge Notes to U-C Holdings, L.L.C.

                In order to obtain financing to meet its short-term working capital needs, on November 26, 2001, CTN Media Group, Inc. (“CTN”), a Delaware corporation, and U-C Holdings, L.L.C. (“Holdings”), a Delaware limited liability company and majority stockholder of CTN, entered into a Subordinated Bridge Note Purchase Agreement (the “Purchase Agreement”), whereby (1) Holdings agreed to purchase up to an aggregate of $3.0 million of subordinated bridge notes (the “Notes”), and (2) CTN agreed to grant to Holdings a junior lien on the assets of CTN as security for the obligations of CTN under the Purchase Agreement and the Notes on the terms set forth in a Subordinated Security Agreement (the “Security Agreement”).

                The Purchase Agreement has been amended to increase the total amount of notes available for purchase by Holdings to $5.5 million.  The interest rate on $2.0 million of the Notes issued pursuant to this $2.5 million increase is 25% per annum.  The interest rate on all other Notes ($3.5 million of Notes) is 18% due to the fact that such Notes were not repaid or converted into equity of CTN on or before February 26, 2002.  The total amount of Notes outstanding as of April 23, 2002 is $4,390,000.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No.	Description of Exhibit
10.1	Amendment No. 2 to Subordinated Bridge Note Purchase Agreement dated March 19, 2002, by and between CTN Media Group, Inc. and U-C Holdings, L.L.C.

10.2	Amendment No. 3 to Subordinated Bridge Note Purchase Agreement dated April 3, 2002, by and between CTN Media Group, Inc. and U-C Holdings, L.L.C.

SIGNATURE

                Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

April 24, 2002	CTN MEDIA GROUP, INC.

	By:	/s/ PATRICK DORAN
Patrick Doran, Chief Financial Officer